Exhibit 10.2
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 3, 2020, by and between Nikola Corporation, a Delaware corporation (the “Company”), and General Motors Holdings LLC, a limited liability company organized under the laws of the state of Delaware (“Subscriber”).
WHEREAS, concurrently with the execution of this Subscription Agreement, the Company and Subscriber (or one or more of its Affiliates (as defined below)) are entering into (i) the Master Electric Truck Development Agreement, (ii) the Master Vehicle Supply Agreement Term Sheet and (iii) the Fuel Cell System Supply Agreement Term Sheet, each dated the date hereof, providing for certain services as specified in such agreements and term sheets (together with this Subscription Agreement, the Stockholder Agreement, the Engineering Services Agreement and the Battery Supply Agreement Term Sheet (as defined below), and including the definitive agreements to be entered into in respect of each of the term sheets, the “Transaction Agreements” and the transactions contemplated by the Transaction Agreements, the “Transactions”);
WHEREAS, in connection with the Transactions, the Company has agreed to issue to Subscriber and Subscriber has agreed to subscribe for and purchase from the Company 47,698,545 shares of the Company’s common stock, $0.0001 par value per share (the “Subscribed Shares”), representing an aggregate purchase price of two billion dollars ($2,000,000,000) (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price, which shall be paid by Subscriber entering into or causing its applicable Affiliates to enter into the Master Electric Truck Development Agreement, the Master Vehicle Supply Agreement Term Sheet, the Engineering Services Agreement, the Fuel Cell System Supply Agreement Term Sheet and the Battery Supply Agreement Term Sheet, and making or causing such Affiliates to make the undertakings set forth therein (the “Obligations”), by or on behalf of Subscriber to the Company; and
WHEREAS, at the Closing (as defined below), the Company and Subscriber (or one or more of its Affiliates) are entering into (i) a Stockholder Agreement in substantially the form attached hereto as Exhibit A setting forth certain additional rights and obligations of the parties, including but not limited to certain registration rights and lock up obligations, certain rights with respect to the nomination of a director and certain other rights and obligations of the parties (the “Stockholder Agreement”), (ii) the Engineering Services Agreement, setting forth certain additional rights and obligations of the parties, including but not limited to the provision of certain engineering services by Subscriber to the Company (the “Engineering Services Agreement”) and (iii) the Battery Supply Agreement Term Sheet, providing for the supply of batteries by Subscriber to the Company for Class 7 and Class 8 vehicles (the “Battery Supply Agreement Term Sheet” and, together with the Stockholders Agreement and the Engineering Services Agreement, the “Closing Date Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Subscription. Subject to the terms and conditions hereof, on the Closing Date (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber at the Closing, the Subscribed Shares (such subscription and issuance, the “Subscription”).
2. Closing.
(a)The consummation of the Subscription contemplated hereby (the “Closing”) shall occur remotely via telephone or video conference at 9:00 a.m. (Eastern time) on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in this Section 2 (other than such conditions as may be, by their terms, only be satisfied at the Closing), or such other date or place as mutually agreed upon between the Company and Subscriber (the “Closing Date”).
(b)On the Closing Date the Company shall deliver to Subscriber (i) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the Stockholder Agreement or state or federal securities Laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. The Company shall also deliver to Subscriber and Subscriber shall also deliver to the Company a duly executed counterpart of each of the Closing Date Agreements. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.
(c)The Closing shall be subject to the satisfaction or valid waiver (to the extent permitted by applicable law) by the Company, on the one hand, or Subscriber, on the other, of the conditions that, on the Closing Date:
(i)no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;
(ii)each of the other Transaction Agreements (other than the Closing Date Agreements) shall have been duly executed by the parties therein;

(iii)no government or governmental or regulatory body thereof, or political subdivision thereof, whether domestic, multinational, foreign, federal, provincial, state, municipal or local, or any agency, commission, administrative entity, legislature or other instrumentality or authority thereof, or any court or arbitrator (public or private), including any stock exchange (each, a “Governmental Authority”) shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Transactions illegal or otherwise restraining or prohibiting consummation of the Transactions; and no such Governmental Authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iv)all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have expired or early termination of such waiting periods shall have been granted.

(d)The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:
(i)all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be so true and correct as of such earlier date);
(ii)Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)The Company shall have received a certificate of Subscriber, dated as of the Closing validly executed for and on behalf of Subscriber by a duly authorized officer thereof, certifying that the conditions set forth in Sections 2(d)(i) and 2(d)(ii) have been satisfied; and

(iv)Subscriber shall have delivered a duly executed counterpart to each of the Closing Date Agreements.

(e)The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:
(i)(A) the representations and warranties of the Company set forth in Section 3(f) shall be true and correct in all respects at and as of the Closing Date as if made at and as of the Closing Date and (B) all representations and warranties of the Company contained in this Subscription Agreement (other than those set forth in Section 3(f)) shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be so true and correct as of such earlier date);
(ii)the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)Subscriber shall have received a certificate of the Company, dated as of the Closing, validly executed for and on behalf of the Company by a duly authorized officer thereof, certifying that the conditions set forth in Sections 2(e)(i) and 2(e)(ii) have been satisfied; and
(iv)the Company shall have delivered a duly executed counterpart to each of the Closing Date Agreements.

(f)Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9.
(g)Subject to the terms and conditions of this Subscription Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable law to consummate the Closing, including (i) taking all necessary actions and obtaining all necessary waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, any third parties necessary, proper or advisable to consummate the Closing and (iii) the execution and delivery of any additional instruments necessary to consummate the Closing and to fully carry out the purposes of this Subscription Agreement.
3.Company Representations and Warranties. The Company represents and warrants to Subscriber as of the date hereof and as of the Closing Date that:
(a)The Company (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement and the other Transaction Agreements, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the Laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, has a material adverse effect (i) on the business, financial condition or results of operations of the Company and its subsidiaries, taken together as a whole (on a consolidated basis) or (ii) on the Company or its applicable Affiliates’ ability to consummate the Transactions, including the issuance of the Subscribed Shares, or to comply with their respective obligations under the Transaction Agreements. For purposes of this Subscription Agreement, an “Affiliate” of a party means a corporation or other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such party, and “control”, “controlling” and “controlled by” with respect to an entity means the direct or indirect ownership of fifty percent (50%) or more of the voting rights (or their equivalent) of such entity or the rights to exercise management control.
(b)The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and free and clear of all liens and other encumbrances, and will not be subject to any preemptive rights or other similar rights of stockholders of the Company, except for restrictions imposed by applicable securities Laws, the Company’s organizational documents or the Laws of its jurisdiction of incorporation and this Subscription Agreement and the Stockholder Agreement.
(c)The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Subscription Agreement and the other Transaction Agreements, to consummate the Transactions, including the issuance and sale of the Subscribed Shares. This Subscription Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors generally and by the availability of equitable remedies. The execution, delivery and performance by the Company of this Subscription Agreement and the other Transaction Agreements has been duly authorized by the Company’s Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Subscription Agreement and the other Transaction Agreements.
(d)The execution and delivery of this Subscription Agreement and the other Transaction Agreements, the compliance by the Company with all of the provisions of this Subscription Agreement and the other Transaction Agreements and the consummation of the Transactions, including the issuance and sale of the Subscribed Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any federal, provincial, state, local, municipal, international or foreign statute, law, code, ordinance, decree, judgment, order, rule or regulation (“Law”) of any Governmental Authority, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(e)Assuming the accuracy of the representations and warranties of Subscriber, the Company is not required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority, self-regulatory organization (including The Nasdaq Stock Market (“NASDAQ”)) or other Person in connection with the execution, delivery and performance of this Subscription Agreement or any of the other Transaction Agreements and the consummation of the Transactions, including the issuance and sale of the Subscribed Shares, other than, if applicable, (i) filings required by applicable state securities Laws, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the United States Securities and Exchange Commission (“SEC”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), (iii) any applicable filings under the Securities Exchange Act of 1934 (the “Exchange Act”), (iv) the filing of notification under the HSR Act and the expiration of applicable waiting periods under the HSR Act, and (v) those the failure of which to obtain, individually or in the aggregate, has not had and would not be reasonably expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any Governmental Authority.
(f)Since its initial public offering, the Company has filed, furnished or otherwise transmitted in a timely manner all required reports, schedules, forms, statements, and other documents with the SEC that the Company was required to file under the Exchange Act. As of their respective dates, all reports filed by the Company with the SEC (the “SEC Reports”) complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Subscription Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the SEC Reports, and to the knowledge of the Company, none of the SEC Reports are subject to ongoing SEC review.
(g)The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company has not made any material change in the accounting practices and policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. No financial statements of any Person other than the Company and its consolidated subsidiaries are required by GAAP to be included in the financial statements of the Company.
(h)As of the date hereof, the authorized capital stock of the Company consists solely of 600,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) and 150,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof, 383,713,062 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. As of the date hereof, 890,000 warrants, each exercisable to purchase one share of Common Stock at $11.50 per share (“Warrants”), were issued and outstanding. All (i) issued and outstanding Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and not subject to preemptive rights. Other than (x) shares underlying the Warrants, (y) shares of Common Stock reserved for issuance pursuant to the Company’s 2020 Stock Incentive Plan, the Company’s 2020 Employee Stock Purchase Plan, and the Nikola Corporation 2017 Stock Option Plan and (z) shares issued pursuant to the Founder Stock Option Plan dated November 9, 2018, the Company has no other shares of capital stock or warrants or other rights to purchase capital stock outstanding as of the date hereof. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subscribed Shares.
(i)Except for such matters as, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) as of the date hereof, there is no, and since September 30, 2018, there has not been any, suit, action, proceeding, investigation or arbitration before a Governmental Authority pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) as of the date hereof, there is no judgment, decree, injunction, ruling or order of any Governmental Authority outstanding against the Company.
(j)Since June 30, 2020, there has been no event, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(k)There are no liabilities of the Company and its subsidiaries of the type required to be reflected on a balance sheet prepared in accordance with GAAP, other than liabilities (i) specifically reflected or adequately reserved against on the financial statements of the Company included in the SEC Reports or the notes thereto, or (ii) incurred since June 30, 2020 in the ordinary course of business, that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(l)The issued and outstanding Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on Nasdaq under the symbol “NKLA.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on Nasdaq. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.
(m)Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber and the Subscribed Shares will be issued in compliance in all material respects with all applicable federal and state securities Laws and the rules and regulations of NASDAQ.
(n)Except for such matters as, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, including the issuance and sale of the Subscribed Shares, (i) the Company and its subsidiaries are, and since January 1, 2020, have been, in compliance with all applicable Laws and Company permits, (ii) the Company and its subsidiaries hold all permits necessary for the lawful conduct of their businesses and the ownership and operation of their assets and properties as conducted as of the date of this Subscription Agreement, and (iii) since January 1, 2020, no action, demand, inquiry or investigation has occurred or been pending or threatened in writing, alleging that the Company or any of its subsidiaries is not in compliance with any material applicable Law or permit.
(o)Except for such matters as, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, since September 30, 2018, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, applicable legislation implementing the Organization for Economic Co-operation and Development Convention on Bribery of Foreign Public Officials in International Business Transactions, and the rules and regulations thereunder or any other similar applicable foreign or domestic Laws; or (iv) made any illegal bribe, payoff, influence payment, kickback or other unlawful payment.
(p)Since September 30, 2018, (i) each of the Company and its subsidiaries has been in material compliance with all applicable economic sanctions and export control Laws in the jurisdictions where it conducts business, and (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered and Laws enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
(q)Since September 30, 2018, the operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable money laundering Laws of all jurisdictions to which the Company or its subsidiaries are subject, the rules and regulations thereunder issued, administered or enforced by any Governmental

Authority (collectively, the “Company Money Laundering Laws”) and no action by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Company Money Laundering Laws is pending or, to the knowledge of the Company, threatened in writing.
(r)The Company has no “rights plan,” “rights agreement” or “poison pill” in effect. Assuming that neither Subscriber nor any of its Affiliates is an “interested stockholder” of the Company within the meaning of Section 203 of the Delaware General Corporation Law (“DGCL”) as of immediately prior to the execution and delivery of this Subscription Agreement, the Company has taken all actions necessary to approve the issuance and sale of the Subscribed Shares to Subscriber and all other transactions occurring pursuant to or as permitted by the this Subscription Agreement or any other Transaction Agreement for purposes of any applicable state takeover or similar statute or regulation. No other state takeover or similar statute or regulation is applicable to this Subscription Agreement, the sale and issuance of the Subscribed Shares, the other transactions contemplated by this Subscription Agreement or compliance with the terms of this Subscription Agreement.
(s)Except for such matters as, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) no examination or audit of any Tax Return relating to any Taxes of the Company or any of its subsidiaries or with respect to any Taxes due from the Company or any of its subsidiaries by any Governmental Authority is currently in progress or threatened in writing and (ii) neither the Company nor any of its subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). For purposes of this Subscription Agreement, (A) “Tax” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or other like assessments of any nature whatsoever imposed by any Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts; and (B) “Tax Return” means all returns, declarations and reports (including any attached schedules) filed or required to be filed with a Tax authority, including any information return, claim for refund, amended return, declaration of estimated Tax, election or disclosure.
(t)The Company or a subsidiary thereof exclusively owns or jointly owns all Intellectual Property owned or purported to be owned by the Company or its subsidiaries free and clear of all liens or other encumbrances and owns or possesses valid licenses or other valid rights to license all other Intellectual Property used or held for use by the Company. No claims or other suits, actions or other proceedings are pending or, to the knowledge of the Company, threatened in writing, against the Company or a subsidiary thereof alleging that the Company or a subsidiary thereof has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any other third party, or that contest the validity, scope, ownership or enforceability of any Intellectual Property owned by the Company or a subsidiary thereof. To the knowledge of the Company, the Company’s and its subsidiaries’ operation of their respective businesses, as currently conducted and contemplated to be conducted, do not infringe, misappropriate or otherwise violate, and since September 30, 2018 have not infringed, misappropriated, diluted or otherwise violated, any Intellectual Property of any other Person. To the knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating, any Intellectual Property owned or licensed by the Company or any of its subsidiaries. As used herein, the term “Intellectual Property” means (i) patents, patent disclosures and inventions (whether patentable or not); (ii) copyrights and copyrightable works (including computer programs), and rights in data and databases; (iii) trade secrets, know-how and other confidential information; (iv) trademarks, trade dress, service marks, trade names, logos, domain names, slogans and any other identifiers of source, origin or goodwill (including brand names, product names, and logos), drawings or graphic content, sound, colors, shapes and letters and characters which create trademarks, service marks, trade dress or other marks, together with the goodwill of the business connected to the foregoing; and (iv) all other intellectual property and proprietary rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.
(u)To the knowledge of the Company, neither the Company nor any of its subsidiaries has experienced a security breach or other unauthorized access event involving personal information held by, or on behalf of, the Company or its subsidiaries. To the knowledge of the Company, the Company and its subsidiaries are, and since September 30, 2018 have been, in compliance in all material respects with all federal, state and local data privacy Laws of the United States and other jurisdictions in which the Company and its subsidiaries do business.
(v)Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any other entity which is a member of a controlled group of entities (within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code) of which the Company is a member (each, an “ERISA Affiliate”) would have any liability (each, a “Plan”) has been established and maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including, but not limited to, the extent applicable, ERISA and the Internal Revenue Code) which are applicable to such plan, except for noncompliance that would not reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its ERISA Affiliates has incurred a material liability under Title IV of ERISA or Section 412 of the Internal Revenue Code that has not been satisfied in full, and no reasonably foreseeable condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability. All material insurance premiums with respect to Plans, including premiums to the Pension Benefit Guaranty Corporation, have been paid when due. Neither the Company nor any of its ERISA Affiliates contributes to a “multiemployer plan,” as defined in Section 3(37) of ERISA. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other applicable governmental agency with respect to any Plan that could reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole.

(w)Except for the representations and warranties made by the Company in this Section 3 or in any other Transaction Agreements, neither the Company, nor any of its Affiliates nor any other Person acting on its behalf makes any other express or implied representation or warranty. No investigation of the Company conducted by Subscriber or on its behalf shall affect or be deemed to modify any representation or warranty made by the Company in this Section 3 or in any other Transaction Agreements. Except for the representations and warranties expressly set forth in Section 4 or in any other Transaction Agreements, the Company acknowledges that neither Subscriber nor any other Person on its behalf has made or is making any other express or implied representation or warranty. No investigation of Subscriber conducted by the Company or on its behalf shall affect or be deemed to modify any representation or warranty made by Subscriber in Section 4 or in any other Transaction Agreements.
4.    Subscriber Representations and Warranties. Subscriber represents and warrants to the Company as of the date hereof and as of the Closing Date that:
(a)Subscriber (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite power and authority necessary to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement and the other Transaction Agreements, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the Laws of each jurisdiction (other than its jurisdiction of organization) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii) where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would have a material adverse effect on Subscriber’s or its applicable Affiliates’ ability to consummate the Transactions, including the purchase of the Subscribed Shares or to comply with their respective obligations under the Transaction Agreements.
(b)Subscriber has all requisite limited liability company power and authority to enter into and to perform its obligations under this Subscription Agreement and the other Transaction Agreements, to consummate the Transactions, including the purchase of the Subscribed Shares. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors generally and by the availability of equitable remedies. The execution, delivery and performance by Subscriber of this Subscription Agreement and the other Transaction Agreements has been duly authorized by Subscriber’s managing member and no other corporate action on the part of Subscriber is necessary to authorize the execution, delivery and performance by Subscriber of this Subscription Agreement and the other Transaction Agreements.

(c)The execution and delivery of this Subscription Agreement and the other Transaction Agreements, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the other Transaction Agreements and the consummation of the Transactions, including the purchase of the Subscribed Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any Law of any Governmental Authority, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), individually or in the aggregate, has had or would be reasonably expected to have a Subscriber Material Adverse Effect.

(d)No consent, approval, qualification, order or authorization of, or filing with, any Governmental Authority is required on the part of Subscriber in connection with its execution, delivery or performance of this Subscription Agreement other than, if applicable, (i) filings required by applicable state securities Laws, (ii) such filings and notifications as may be required to be made by it under HSR Act and the expiration of applicable waiting periods under the HSR Act, (iii) any applicable filings under the Exchange Act, and (iv) those the failure of which to obtain, individually or in the aggregate, has not had and would not be reasonably expected to have a Subscriber Material Adverse Effect.

(e)Subscriber (i) acknowledges that it is acquiring the Subscribed Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the Subscribed Shares to any Person, (ii) will not sell, transfer, or otherwise dispose of any of the Subscribed Shares, except in compliance with this Subscription Agreement and the Stockholder Agreement, and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Subscribed Shares and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (v) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act) and (vi) (A) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Subscribed Shares, (B) has had an opportunity to discuss with the Company and its representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access.

(f)Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act or any state or other applicable securities Laws. Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities Laws of the states and other jurisdictions of the United States.

(g)Subscriber understands that the Subscribed Shares are being offered and issued to Subscriber in reliance on specific exemptions from the registration    requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire the Subscribed Shares.

(h)Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants and agreements made to Subscriber by the Company, or any other Person, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement or in the other Transaction Agreements. In connection with the due diligence investigation of the Company by Subscriber and its representatives, Subscriber and its representatives have received and may continue to receive from the Company and its representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and their respective businesses and operations. Subscriber hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Subscriber is familiar, that Subscriber is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to Subscriber (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Section 3 of this Subscription Agreement, Subscriber will have no claim against the Company. For the avoidance of doubt, the foregoing shall not limit any party’s rights or obligations in respect of forecasts to be delivered pursuant to any other Transaction Agreement.

(i)In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and Tax advice as Subscriber has considered necessary to make an informed investment decision in the Subscribed Shares.

(j)Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k)Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l)Neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Subscribed Shares nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein or in any other Transaction Agreements.

(m)Except for such matters as, individually and in the aggregate, have not had and would not reasonably be expected to have a Subscriber Material Adverse Effect, since September 30, 2018, neither Subscriber nor any of its subsidiaries, nor, to the knowledge of Subscriber, any director, officer, agent, employee or other Person acting on behalf of Subscriber or any of its subsidiaries, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, applicable legislation implementing the Organization for Economic Co-operation and Development Convention on Bribery of Foreign Public Officials in International Business Transactions, and the rules and regulations thereunder or any other similar applicable foreign or domestic Laws; or (iv) made any illegal bribe, payoff, influence payment, kickback or other unlawful payment.

(n)Since September 30, 2018, (i) each of Subscriber and its subsidiaries has been in material compliance with all applicable economic sanctions and export control Laws in the jurisdictions where it conducts business, and (ii) neither Subscriber nor any of its subsidiaries nor, to the knowledge of Subscriber, any director, officer, agent, employee or controlled Affiliate of Subscriber or any of its subsidiaries is currently subject to any sanctions administered and Laws enforced by OFAC. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and to be used for the Obligations to purchase the Subscribed Shares were legally derived.

(o)Since September 30, 2018, the operations of Subscriber are and have been conducted at all times in compliance with applicable money laundering Laws of all jurisdictions to which Subscriber or its subsidiaries are subject, the rules and regulations thereunder issued, administered or enforced by any Governmental Authority (collectively, the “Subscriber Money Laundering Laws”) and no action by or before any Governmental Authority involving Subscriber or any of its subsidiaries with respect to the Subscriber Money Laundering Laws is pending or, to the knowledge of the Company, threatened in writing.

(p)Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company.

(q)Neither Subscriber nor any of its Affiliates owns any capital stock of the Company.

(r)Except for the representations and warranties made by Subscriber in this Section 4 or in any other Transaction Agreements, neither Subscriber, nor any of its Affiliates nor any other Person acting on its behalf makes any other express or implied representation or warranty. No investigation of Subscriber conducted by the Company or on its behalf shall affect or be deemed to modify any representation or warranty made by Subscriber in this Section 4 or in any other Transaction Agreements. Except for the representations and warranties expressly set forth in Section 3 or in any other Transaction Agreements, Subscriber acknowledges that neither the Company nor any other Person on its behalf has made or is making any other express or implied representation or warranty. No investigation of the Company conducted by Subscriber or on its behalf shall affect or be deemed to modify any representation or warranty made by the Company in Section 3 or in any other Transaction Agreements.

5.    Regulatory Approvals.
(a)Each of the Company and Subscriber made filings with respect to the purchase by Subscriber of the Subscribed Shares under the HSR Act on August 19, 2020. The Company shall promptly execute and file, or join in the execution and filing of, any other application, notification (including any notification or provision of information, if any, that may be required under the HSR Act or applicable foreign antitrust Laws) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, that may be reasonably required in connection with the consummation of the Subscription contemplated hereby. The Company shall use commercially reasonable efforts to obtain, and to cooperate with Subscriber to promptly obtain, all such authorizations, approvals and consents. The Company shall give Subscriber reasonable advance notice of any material communication between the Company and any Governmental Authority regarding such filings, and, to the extent permitted by the applicable Governmental Authority, allow Subscriber to attend, to participate at, and to provide input into, any meeting, telephone call or any other communication with any Governmental Authority with respect to any filing, investigation, possible resolution or commitment or other inquiring or proceeding related to the Transactions. If the Company or any Affiliate of the Company receives any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to the Subscription, then the Company shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. The Company shall direct, in its sole discretion, the making of such response, but shall provide Subscriber with advance notice of such request and consult with and consider in good faith the views of Subscriber in its response.
(b)Subscriber shall promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act or applicable foreign antitrust Laws) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority that may be reasonably required in connection with the consummation of the Subscription contemplated hereby. Subscriber shall use commercially reasonable efforts to obtain all such authorizations, approvals and consents. Subscriber shall give the Company reasonable advance notice of any material communication between Subscriber and any Governmental Authority regarding such filings, and, to the extent permitted by the applicable Governmental Authority, allow the Company to attend, to participate at, and to provide input into, any meeting, telephone call or any other communication with any Governmental Authority with respect to any filing, investigation, possible resolution or commitment or other inquiring or proceeding related to the Transactions. Prior to the date hereof, Subscriber has paid the filing fees for the notification filing required under the HSR Act for the purchase by Subscriber of the Subscribed Shares. If Subscriber or any Affiliate of Subscriber receives any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to the investment, then Subscriber shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. Subscriber shall direct, in its sole discretion, the making of such response, but shall provide the Company with advance notice of such request and consider in good faith the views of the Company in its response.

(c)Notwithstanding anything to the contrary in this Agreement, neither Subscriber nor the Company shall be required to (i) litigate or contest any administrative proceeding or court action that may be instigated by any Governmental Authority or other Person seeking to enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement or be required to enter into any consent decree or other agreement to avoid the commencement of such litigation or (ii) agree to hold separate, divest, license or cause a third party to purchase any of the assets or businesses of the Company, Subscriber or any of their respective Affiliates.

6.    Other Covenants.
(a)The Company agrees that, from the date of this Subscription Agreement until the earlier of the termination of this Agreement or the Closing, neither the Company nor any of its subsidiaries will, except as required or expressly permitted by this Subscription Agreement or the other Transaction Agreements, or to the extent that Subscriber otherwise consents in writing:
(i)take any action to adopt or implement a plan of complete or partial liquidation, dissolution, merger, reorganization or restructuring, other than any such actions taken with respect to the subsidiaries in the ordinary course of business;

(ii)declare, set aside, make or pay any dividend or other distribution, payable in cash, securities, property or otherwise, other than dividends by wholly-owned subsidiaries to the Company or to other wholly-owned subsidiaries;

(iii)reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock; or

(iv)enter into any agreement to do any of the foregoing.

(b)As promptly as practicable following the date of this Subscription Agreement, the Company and Subscriber shall cooperate in good faith to allocate the fair market value of the Subscribed Shares among the Obligations in a reasonable manner that seeks to optimize the Tax efficiency to all parties. The Company and Subscriber agree to report the Transactions consistently with any such agreed allocation for all Tax purposes.
(c)The Company and Subscriber shall negotiate in good faith to resolve such issues as remain outstanding and finalize each of the Engineering Services Agreement and the Battery Supply Agreement Term Sheet within five (5) days following the date of this Subscription Agreement and, in any event, as promptly as practicable following the date of this Subscription Agreement.

(d)Between the date hereof and the earlier of (i) the Closing and (ii) the termination of this Subscription Agreement, the Company shall, and shall cause its Affiliates to, negotiate exclusively with Investor and its Affiliates in connection with matters relating to the design, development and engineering of, the battery and fuel cell supply for, or contract manufacturing for, any battery or fuel cell powered pick-up truck.

7.    Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.
8.    Termination. This Subscription Agreement may be terminated: (a) by a mutual written agreement of the Company and Subscriber at any time prior to the Closing Date (assuming the Closing Date is not the date hereof), and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof; (b) (i) by the Company, by written notice to Subscriber, if Subscriber breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (1) would give rise to the failure of a condition set forth in Section 2(d), (2) cannot be or has not been cured within thirty (30) days following delivery of written notice of such breach or failure to perform and (3) has not been waived by the Company, or (ii) by Subscriber, by written notice to the Company, if the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 2(e), (y) cannot be or has not been cured within thirty (30) days following delivery of written notice of such breach or failure to perform and (z) has not been waived by Subscriber; or (c) by the Company or Subscriber, by written notice to the other, if the Closing shall not have occurred by December 3, 2020 (the “Outside Date”) or if a court of competent jurisdiction or other Governmental Authority shall have issued a final and nonappealable order or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing or making consummation of the Closing illegal; provided, however, that the right to terminate this Agreement pursuant to this Section 8(c) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in the failure of the Closing to occur by the Outside Date, or in the issuance, promulgation, enforcement or entry of any such order, as applicable; provided, further, that termination of this Subscription Agreement will not relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover Losses arising from such breach. For purposes of this Subscription Agreement, a “Loss” means any loss, liability, obligation, cost, damage, royalty, deficiency, action, judgment, interest, penalty, Tax, fine, cost, or expense of whatever kind, including all reasonable attorneys’ fees in connection with the foregoing, and the cost of enforcing any rights hereunder and the cost of pursuing any insurance providers.
9.    Miscellaneous.
(a)All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (if sent prior to 2:00 p.m. (Eastern time) on such date, otherwise, the date of transmission shall be the following Business Day), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address specified below or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a):
If to the Company:

Nikola Corporation
4141 E. Broadway Road
Phoenix, AZ 850404
Attention: Britton Worthen, Chief Legal Officer
Email:

with a copy (which will not constitute effective notice) to:

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street

Palo Alto, CA 94304
Attention: Stanley Pierson and Gabriella Lombardi
Email:

If to Subscriber:

General Motors Holdings LLC
300 Renaissance Center
Detroit, MI 48265
Attention: Craig Glidden and Elena Centeio
Email:
with a copy (which will not constitute effective notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Scott Barshay and Steven Williams
Email:
(b)Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.
(c)Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)Except as provided in any Transaction Agreement, each party shall pay all of its own expenses in connection with this Subscription Agreement and the Transactions.

(e)Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Notwithstanding the foregoing, with the Company’s prior written consent, Subscriber may assign its rights and obligations under this Subscription

Agreement to one or more of its Affiliates, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(f)All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g)From and after the Closing, the Company shall be subject to the indemnification obligations set forth on Exhibit 9(g) to this Agreement.

(h)Subscriber and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Subscription, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. For the avoidance of doubt, the foregoing shall not limit any restrictions on either party in respect of any public disclosures under any other Transaction Agreement.

(i)This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the parties hereto. Upon the effectuation of such waiver, modification, amendment or termination, such amendment, modification, waiver or termination shall be binding on the parties hereto.

(j)This Subscription Agreement and the other Transaction Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective permitted successors and assigns.

(k)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such permitted assigns.

(l)If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m)This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n)This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(o)The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOST BUSINESS OPPORTUNITIES, DIMINUTION OF VALUE, OR DAMAGE TO BUSINESS OR CUSTOMER RELATIONSHIPS, THAT ARISE FROM ANY ACT OR OMISSION IN PERFORMANCE OR FAILURE TO PERFORM UNDER THIS SUBSCRIPTION AGREEMENT, WHETHER SUCH DAMAGES ARISE OUT OF AN ACTION IN CONTRACT, NEGLIGENCE, TORT, OR OTHERWISE AND EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF. EACH PARTY HEREBY RELEASES AND WAIVES ANY CLAIMS AGAINST THE OTHER PARTY REGARDING SUCH DAMAGES. THE LIMITATIONS OF LIABILITY SET FORTH HEREIN SHALL NOT APPLY TO ANY OTHER TRANSACTION AGREEMENTS ENTERED INTO BY THE PARTIES (OR THEIR RESPECTIVE AFFILIATES) EXCEPT TO THE EXTENT SET FORTH IN SUCH AGREEMENTS.

(p)This Subscription Agreement shall be governed by, and construed in accordance with, the Laws of the state of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the Law of any other state.

(q)The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the state of Delaware and any state appellate court therefrom within the state of Delaware (or, if the Court of Chancery of the state of Delaware declines to accept jurisdiction over a particular matter, any federal court within the state of Delaware or, in the event each federal court within the state of Delaware declines to accept jurisdiction over a particular matter, any state court within the state of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r)This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.
COMPANY:
NIKOLA CORPORATION

                                                                        By:_/s/ Trevor R. Milton______________
                            Name: Trevor R. Milton
                            Title: Executive Chairman

SUBSCRIBER:
GENERAL MOTORS HOLDINGS LLC

                                                                        By:__/s/ Mary T. Barra_______________
                            Name: Mary T. Barra
                            Title: CEO

[Signature Page to Subscription Agreement]